Exhibit 99.1

VAALCO ENERGY ANNOUNCES THE CLOSING OF THE STRATEGIC BUSINESS COMBINATION WITH TRANSGLOBE ENERGY

HOUSTON – October 14, 2022 – VAALCO Energy, Inc. (NYSE: “EGY”; LSE: “EGY”) ("VAALCO" or the "Company") announced the closing of the strategic combination (the “Arrangement”) of VAALCO and TransGlobe Energy Corporation (“TransGlobe”).  As previously disclosed, the combined Company will now trade on the NYSE and LSE under the ticker symbol EGY.  The combined Company is a leading African-focused operator with a strong production and reserve base, a diverse portfolio of assets in Gabon, Egypt, Equatorial Guinea and Canada, and significant future growth potential. In conjunction with the closing, VAALCO welcomes three new directors to the Board, expanding the Board of Directors to seven directors.

KEY HIGHLIGHTS

•	Enhanced stockholder returns with increased dividend, announced share buyback and potential for special distributions;

o
Targeted annualized dividend of US$0.25 per share, or approximately US$27.3 million(1), for calendar 2023, nearly double VAALCO’s targeted annualized dividend of US$0.13 per share prior to the combination;

o	Planned share buyback program of up to US$30 million, the equivalent of US$0.27 per share(1), to be implemented following yesterday’s closing;

o	Potential to further enhance stockholder distributions through returning excess cash via special distributions;

•	Boosts size and scale through material growth in proved reserves and production volumes;

•	Further enhances VAALCO’s balance sheet with an increased, robust cash position and no net debt;

•	Reduces VAALCO’s overall risk profile through geographic diversification and multiple sources of production;

•	Increases optionality with expanded inventory of high-quality, multi-year investment options;

•
Potential to capture US$30 to US$50 million in synergistic cost savings over the next seven years as a result of the combination that can meaningfully improve margins and enhance future cash flow generation;

•	Immediately accretive to key metrics and significantly increases future Adjusted EBITDAX(2) generation potential;

•	Allows for improved public market valuation multiples based on VAALCO’s significantly enhanced scale and profile post-closing; and

•	Expands the Board of Directors to seven members with the addition of David Cook, Edward Lafehr and Timothy Marchant.

(1)          Amount calculated based on VAALCO’s approximately 109.1 million issued and outstanding shares of common stock, par value $0.10 per share, as of October 13, 2022.

(2)          Adjusted EBITDAX is a Non-GAAP financial measure.

George Maxwell, VAALCO’s Chief Executive Officer commented, “We are excited to complete this transformational transaction and appreciate the strong support we received from our now unified set of stockholders.  The combination is meaningful because it builds a business of scale with a stronger balance sheet and a more diversified baseline of production that will underpin the combined Company’s opportunities for success.  There is significant inherent value within the combined portfolio, which should allow us to generate meaningful cash flow to fund increased stockholder dividends, share buybacks and potential supplemental stockholder returns at a rate that would not have been achievable by either VAALCO or TransGlobe on a standalone basis.

We are eager to begin this new chapter in VAALCO’s journey, with three new Board members to help guide our strategy in the future. On behalf of the Board, I would like to welcome David, Edward and Timothy. We believe that their significant experience in the energy industry will help guide VAALCO and we look forward to their unique perspectives on our expanded Board. We plan to report third quarter results for VAALCO separately, and will provide additional insight into our plans for 2023 as we better assess and evaluate the attractive inventory of opportunities we have across our diversified portfolio of assets.”

David Cook was appointed to TransGlobe’s Board of Directors in August 2014 and was elected Chairman of the TransGlobe Board in May 2019. Previously, Mr. Cook was the Chief Executive Officer of Noreco (Norwegian Energy Company). Prior to Noreco, Mr. Cook was the Head of Strategy at INEOS Oil & Gas and, prior thereto, the Chief Executive Officer of INEOS DeNoS. Prior to INEOS, Mr. Cook was the Chief Executive Officer of the Danish upstream company DONG Oil and Gas, owned by what is today Orsted. He possesses more than 30 years of experience in the energy business having held senior positions at Noreco, INEOS, DONG Energy (now Orsted), the Abu Dhabi National Energy Company PJSC (“TAQA”), BP, TNK-BP and Amoco. Mr. Cook has previously served on the Board of WesternZagros Ltd., in addition to previously serving as a Director for three BP/Rosneft joint ventures. Mr. Cook holds a BSc in Geophysics and a PhD in Geological Sciences from Michigan State University and currently resides in Houston, Texas.

Edward LaFehr was appointed to TransGlobe’s Board of Directors in March 2019. Mr. LaFehr was the Chief Executive Officer of Baytex Energy Corporation, a mid-sized oil and gas company based in Calgary, until his retirement in October 2022. Mr. LaFehr has 35 years of experience in the oil and gas industry working with Amoco, BP, Talisman and TAQA, holding senior positions in North American, Europe and the Middle East regions. Prior to joining Baytex, he was President of TAQA's North American oil and gas business based in Calgary and subsequently Chief Operating Officer for TAQA, globally. Prior to this, he served as Senior Vice President for Talisman Energy in Calgary. From 2009 to 2011 Mr. LaFehr was Managing Director of Pharaonic Petroleum Company in Cairo, Egypt. In this capacity he served on BP Egypt's executive team and represented BP's interests on the Board of Directors of Pharaonic and ENI's Petrobel JV companies with the Egyptian Government. Mr. LaFehr holds Masters degrees in geophysics and mineral economics from Stanford University and the Colorado School of Mines, respectively.

Dr. Timothy Marchant was appointed to TranGlobe’s Board of Directors in March 2020. Dr. Marchant has 40 years of oil and gas industry experience in Canada and international locations, with extensive experience in exploration, foreign growth strategies, sustainability and international operations. Currently, he is the Adjunct Professor of Strategy and Energy Geopolitics at the Haskayne School of Business, University of Calgary where he teaches energy, corporate social responsibility and sustainability strategies; he also lectures on board environment, social and governance strategies for the Institute of Corporate Directors Education Program. Dr. Marchant has served in a variety of senior executive positions with British Petroleum and Amoco in Egypt, Saudi Arabia, Abu Dhabi and Kuwait. Prior to his international assignments, he spent 17 years with Amoco Canada. Dr. Marchant has a Ph.D. in Geology from Trinity College, University of Dublin, Ireland. He completed the Executive Program at the Ivey School of Business, University of Western Ontario in 1994 and the Institute of Corporate Directors Education Program in 2011.

Canadian Early Warning Reporting

This press release is being issued, in part, pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues which requires a report to be filed under TransGlobe’s profile on SEDAR (sedar.com) containing additional information respecting the matters described herein. In order to obtain a copy of the early warning report, please contact Jason Doornik, Chief Accounting Officer and Controller at jdoornik@vaalco.com, or 713-623-0801.

Prior to the Arrangement, neither VAALCO nor VAALCO Energy Canada ULC (“AcquireCo”) owned any common shares of TransGlobe (the “TransGlobe Shares”). Pursuant to the Arrangement, AcquireCo acquired 73,296,764 TransGlobe Shares, representing 100% of the issued and outstanding TransGlobe Shares and accordingly, following completion of the Arrangement, VAALCO beneficially owns 100% of the issued and outstanding TransGlobe Shares.

Under the terms of the Arrangement, the shareholders of TransGlobe (the “TransGlobe Shareholders”) received, for each TransGlobe Share, 0.6727 of a share of VAALCO common stock, par value US$0.10 per share, of VAALCO (each, a “VAALCO Share”). No fractional shares of VAALCO Shares were issued in the Arrangement, and TransGlobe’s registered shareholders received cash in lieu of any fractional shares of VAALCO Shares. In the aggregate, TransGlobe Shareholders received approximately 49.3 million VAALCO Shares.

The purpose of the Arrangement was to permit AcquireCo to acquire all of the issued and outstanding TransGlobe Shares such that TransGlobe will be an indirect wholly-owned subsidiary of VAALCO. TransGlobe Shares will be delisted from the Toronto Stock Exchange, the Nasdaq Capital Market and the AIM market operated by the London Stock Exchange plc as promptly as practicable following the effective date of the Arrangement and TransGlobe will cease to be a reporting issuer in the applicable jurisdictions.

AcquireCo was incorporated under the laws of Alberta and is an indirect wholly-owned subsidiary of VAALCO. The address of the registered office of AcquireCo is 2700, 255-6 Avenue SW, Calgary, Alberta T2P 1N2 and VAALCO’s head office is located at 9800 Richmond Avenue, Suite 700, Houston, TX 77042.

Advisors

VAALCO has retained Stifel, Nicolaus & Company, Incorporated as sole financial advisor, and Mayer Brown International LLP, Osler, Hoskin & Harcourt LLP, and Al Kamel Law Firm as legal counsel.

In connection with the transaction, TransGlobe retained Evercore Partners International LLP as the sole financial advisor, and Burnet, Duckworth & Palmer LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Bird & Bird LLP and Sharkawy & Sarhan as legal counsel.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

Following its business combination with TransGlobe in October 2022, VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For Further Information

VAALCO Investor Contact

Al Petrie Chris Delange	+1 713 543 3422

VAALCO Financial Advisor
Stifel, Nicolaus & Company, Incorporated Callum Stewart Simon Mensley	+44 20 7710 7600

VAALCO Financial PR
Buchanan Ben Romney Jon Krinks	+44 20 7466 5000	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements may include statements related to the expected operating performance of VAALCO, estimates of future cost reductions, synergies, including pre-tax synergies and efficiencies, expectations regarding VAALCO’s ability to effectively integrate assets and properties it acquired as a result of the arrangement with TransGlobe into VAALCO’s operations, expectations regarding future dividends and returns to stockholders including share buybacks, expectations of future equity and enterprise value,  the impact of the COVID-19 pandemic, including the recent sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, its ability to find a replacement for the FPSO or to renew the FPSO charter, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future and pending acquisitions, capital expenditures, future drilling plans, acquisition and interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections.  Dividends of VAALCO beyond the third quarter 2022 have not yet been approved or declared by the Board of Directors of VAALCO. Expectations with respect to future dividends, annualized dividends or other returns to stockholders, including share buybacks, are forward-looking statements. Investors are cautioned that such statements with respect to future dividends and share buybacks are non-binding. The declaration and payment of future dividends or the terms of any share buybacks remain at the discretion of the Board of Directors of VAALCO and will be determined based on VAALCO’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board of Directors of VAALCO. The Board of Directors of VAALCO reserves all powers related to the declaration and payment of dividends and terms of any share buybacks. Consequently, in determining the dividend to be declared and paid on VAALCO common stock or the terms of any share buyback, the Board of Directors of VAALCO may revise or terminate such payment level or such terms at any time without prior notice.  These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control.  These risks include, but are not limited to, the tax treatment of the arrangement with TransGlobe in the United States and Canada, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the ability to attract capital or obtain debt financing arrangements,; currency exchange rates and regulations,; actions by joint venture co-owners, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes and other risks described (i) under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K, filed with the SEC on March 11, 2022, VAALCO’s Second Quarter Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2022 and definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2022; and (ii) in TransGlobe’s 2021 Annual Report on Form 40-F, filed with the SEC on March 17, 2022.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of VAALCO is Michael Silver, Corporate Secretary of VAALCO.